Exhibit 99.1

ENERGY MAINTENANCE SERVICE, LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of Energy Maintenance Service, LLC

We have audited the accompanying consolidated balance sheets of Energy Maintenance Service, LLC (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Energy Maintenance Service, LLC as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company adopted the provisions of Financial Interpretation 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 as of January 1, 2007.

GRANT THORNTON LLP

Milwaukee, Wisconsin

April 11, 2008

ENERGY MAINTENANCE SERVICE, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2007	2006
ASSETS

CURRENT ASSETS
Cash	$435,671	$936
Billed accounts receivable, net of related reserves	2,933,230	2,042,496
Unbilled accounts receivable	2,212,501	76,523
Inventories	429,928	196,547
Prepaid expenses and other current assets	337,429	88,669
Total current assets	6,348,759	2,405,171

PROPERTY AND EQUIPMENT, AT COST
Buildings and land	501,740	501,740
Machinery and equipment	717,449	585,008
Office equipment	400,139	183,957
Vehicles	849,940	665,480
Leasehold improvements	422,258	329,019
	2,891,526	2,265,204
Less accumulated depreciation and amortization	958,442	668,442
Property and equipment, net	1,933,084	1,596,762

Total assets	$8,281,843	$4,001,933

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Checks drawn in excess of bank balance	$—	$62,566
Lines of credit	1,409,714	596,573
Current maturities of long-term debt	460,541	152,851
Accounts payable	1,236,435	1,000,470
Accrued payroll and related items	357,368	169,492
Accrued member distribution	925,000	—
Other accrued liabilities	203,927	120,672
Total current liabilities	4,592,985	2,102,624

LONG-TERM DEBT, less current maturities	1,260,529	1,295,014

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY	2,428,329	604,295

Total liabilities and members’ equity	$8,281,843	$4,001,933

The accompanying notes are an integral part of these financial statements.

ENERGY MAINTENANCE SERVICE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2007	2006

Net sales	$19,752,911	$10,461,221

Cost of goods sold	11,957,960	7,767,027

Gross profit	7,794,951	2,694,194

Operating costs and expenses
Selling and administrative expenses	4,996,626	2,511,530
Depreciation and amortization expense	308,525	240,766
	5,305,151	2,752,296

Operating income (loss)	2,489,800	(58,102)

Other income (expense)
Loss on sale of property and equipment	(3,320)	—
Interest expense	(183,576)	(123,889)
Other, net	255,472	70,648
	68,576	(53,241)

Net income (loss) with minority interest	2,558,376	(111,343)

Minority interest share of income (loss)	(15,163)	(11,017)

NET INCOME (LOSS)	$2,573,539	$(100,326)

The accompanying notes are an integral part of these financial statements.

ENERGY MAINTENANCE SERVICE, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Members’ Contributions		Additional	Retained Earnings	Minority Interest	Total
	Units	Amount	Paid-in Capital	(Deficit)	Retained Deficit	Members’ Equity
Balance January 1, 2006	1,000,000	$728,353	$—	$(23,488)	$—	$704,865

Net loss	—	—	—	(100,326)	(11,017)	(111,343)
Unit option grant	—	—	10,773	—	—	10,773

Balance December 31, 2006	1,000,000	728,353	10,773	(123,814)	(11,017)	604,295

Net income	—	—	—	2,573,539	(15,163)	2,558,376
Unit option grant	—	—	194,489	—	—	194,489
Unit issuance	50,000	64,000	—	—	—	64,000
Member distributions	—	—	—	(992,831)	—	(992,831)

Balance December 31, 2007	1,050,000	$792,353	$205,262	$1,456,894	$(26,180)	$2,428,329

The accompanying notes are an integral part of these financial statements.

ENERGY MAINTENANCE SERVICE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2007	2006
Cash flow from operation activities:
Net income (loss)	$2,573,539	$(100,326)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	308,525	240,766
Loss on sale of property and equipment	3,320	—
Unit option grant expense	194,489	10,773
Minority interest	(15,163)	(11,017)
Changes in operating assets and liabilities:
Accounts receivable	(3,026,712)	124,808
Inventories	(233,381)	96,327
Prepaid expenses and other current assets	(248,761)	(36,367)
Accounts payable	235,966	(435,514)
Accrued liabilities	271,130	(104,957)
Net cash provided by (used in) operating activities	62,952	(215,507)

Cash flow from investing activities:
Purchases of property and equipment	(485,230)	(108,598)
Proceeds from sale of property and equipment	7,600	950
Net cash used in investing activities	(477,630)	(107,648)

Cash flows from financing activities:
Checks drawn in excess of bank balance	(62,566)	62,566
Distribution to members	(67,831)	—
Compensation expense related to membership unit issuance	64,000	—
Proceeds from lines of credit	1,390,000	455,000
Payments on lines of credit	(576,858)	(497,318)
Proceeds from issuance of long-term debt	221,059	270,421
Payments on long-term debt	(118,391)	(127,539)
Net cash provided by financing activities	849,413	163,130

NET INCREASE (DECREASE) IN CASH	434,735	(160,025)
Cash at beginning of year	936	160,961
Cash at end of year	$435,671	$936

Supplemental cash flow information:
Cash paid for interest	$183,576	$129,100

Non-cash investing and financing activities:
Equipment obtained in exchange for long-term debt	$170,537	$394,924
Inventory obtained in exchange for line of credit	$—	$21,120
Member distributions accrued but not paid	$925,000	$—
Membership unit issuance	$64,000	$—

The accompanying notes are an integral part of these financial statements.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements

Note 1 – Nature of business and summary of significant accounting policies

Organization

Energy Maintenance Service, LLC (the “Company”) is a Delaware Limited Liability Company formed on February 6, 2004, when Energy Maintenance Service, Inc. contributed substantially all of its assets and liabilities, along with another member’s capital contribution to the Company. The Company is engaged in the sale, installation, and repair of wind-powered electric generators. It is headquartered in Gary, South Dakota, and does business throughout North America. Dakota Wind, LLC (“Dakota Wind”) owns and leases land and a building to the Company.

On January 16, 2008, Broadwind Energy, Inc. (“Broadwind”) acquired all of the outstanding membership interests of Energy Maintenance Service, LLC (Note 12).

Basis of presentation

The consolidated financial statements include the accounts of the Company and Dakota Wind. All significant intercompany balances and transactions have been eliminated.

Variable Interest Entity

The Company has adopted Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 (Revised 2003) (“FIN 46(R)”) for the treatment of the consolidation of a Variable Interest Entity (“VIE”) as defined by this interpretation. FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%),  hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected returns, or both. If the equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics is required to consolidate the VIE. The Company has determined that Dakota Wind, its landlord for the Howard West facility (“Howard West”), meets the criteria for consolidation based on identifying the Company as the primary beneficiary of Dakota Wind. Therefore, the Company has consolidated the results of Dakota Wind in the preceding financial statements.

The following table represents the balance sheet of the VIE, Dakota Wind, for the years ended December 31, 2007 and 2006:

	Dakota Wind, LLC
	2007	2006
Assets:
Cash	$4,665	$936
Property & equipment, net	442,117	472,230
Total Assets	$446,782	$473,166

Liabilities and members’ equity (deficit):
Long-term debt	$472,962	$484,183
Member’s equity (deficit)	(26,180)	(11,017)
Total liabilities and members’ equity	$446,782	$473,166

The Company’s consolidated statements of operations for the years ended December 31, 2007 and 2006 reflect $15,163 and $11,017 of net losses from the operations of Dakota Wind, respectively.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Customer concentrations

The Company sells to domestic companies and grants uncollateralized credit to customers. Credit is extended on a customer by customer basis. Credit terms are generally net 30 days.

For the periods presented, the following table represents sales to individual customers which accounted for more than 10% of the consolidated sales of the Company.

	Sales
Customer	2007	%	2006	%
A	$7,508,909	38%	< 10%
B	$3,538,661	18%	$3,063,121	29%
C	< 10%		$1,360,685	13%
D	< 10%		$1,817,414	17%
	$11,047,570		$6,241,220

Net Sales	$19,752,911		$10,461,221

% of Net Sales		56%		59%

Management believes that a portion of receivables will not be realized due to customer credits, bad debts, and/or returns and established an accounts receivables reserve for such instances. For the years ended December 31, 2007 and 2006, the Company’s reserve was $74,490 and $7,928, respectively. Bad debt expense totaled $60,814 and $7,109 for the years ended December 31, 2007 and 2006, respectively.

Inventories

Inventories are stated at the lower of cost or market. Market value encompasses consideration of all business factors including price, contract terms, and usefulness. At December 31, 2007 and 2006, inventories consisted of primarily turbines and shop supplies, which are valued at cost using the first in, first out (FIFO) basis. The following table represents the values associated with each major class of inventory.

	December 31,
	2007	2006
Turbines	$73,000	$71,000
Shop supplies	261,617	125,547
Work In Process	95,311	—
	$429,928	$196,547

Property and equipment

Property and equipment are stated at cost. Expenditures for additions and improvements are capitalized while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Properties sold or otherwise disposed of are removed from the property accounts, with gains or losses on disposal credited or charged to operations.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets as follows:

Buildings	39 years
Machinery and equipment	5 to 7 years
Office equipment	3 to 7 years
Vehicles	5 to 7 years
Leasehold improvements	lesser of useful life or lease term

Long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including but not limited to, capital assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Product warranty liability

The Company warrants its products against certain defects based on contract terms. Generally, the warranty period is one year for workmanship and manufacturing defects. The Company has recourse provisions for certain items that would enable recovery from third parties for amounts paid under the warranties and therefore has not accrued for any warranty costs. However, labor used in repairing these products with warranted parts is not recoverable and has been expensed as incurred. The Company incurred $1,513 and $1,279 of non-recoverable warranty labor for the years ended December 31, 2007 and 2006, respectively.

Capitalized interest

The Company capitalizes interest costs incurred on construction projects using the effective interest rate stated in the loan agreements for these specific projects. In 2006, the Company took on additional debt specifically for a construction project that was completed by the end of 2006. For the years ended December 31, 2007 and 2006, the Company capitalized interest of $0 and $7,658, respectively.

Income taxes

The Company is organized as a Limited Liability Company under state law. Accordingly, the Company’s earnings pass through to the members and are taxed at the member level. No Federal or state income tax provision has been included in the consolidated financial statements.

In June 2006, Financial Accounting Standards Board issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting treatment (recognition and measurement) for an income tax position taken in a tax return and recognized in a company’s financial statements. The new standard also contains guidance on “derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.” The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company has adopted the provisions of FIN 48 as of January 1, 2007 and has determined there is no material impact to the 2007 consolidated financial statements.

Advertising costs

Advertising costs are expensed when incurred and totaled $11,819 and $20,194 for the years ended December 31, 2007 and 2006 respectively.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

Revenue recognition

Revenue is recognized when all of the following criteria have been met: (i) evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed and determinable and (iv) collectibility is reasonably assured.

•                  Evidence of an arrangement exists when a final understanding between the Company and its customer has occurred, and is generally evidenced by a signed customer purchase order or master service agreement.

•                  Delivery has occurred or services have been rendered when the Company has completed what is required pursuant to the terms of the arrangement and is generally evidenced by shipping documentation or signed time report.

•                  The price to the customer is fixed and determinable when the amount that is required to be paid is agreed upon. Evidence of the price being fixed and determinable is generally evidenced by contractual terms, a Company rate sheet, a signed customer purchase order, or a signed bid form.

•                  Collectibility is reasonably assured as a result of the Company screening its customers and providing goods and services to customers that have been granted credit terms in accordance with the Company’s credit policy.

Fair value of financial instruments

The respective carrying value of certain on-balance sheet financial instruments approximates their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt. Fair values were assumed to approximate cost or carrying values as most of the debt was incurred recently and the assets were acquired within one year. Management believes that the Company is not exposed to significant interest, credit, or currency risks arising from these financial instruments.

Employee unit options

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R, Share Based Payments (“SFAS No. 123R”). This Statement focuses on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Additionally, it requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. This standard is effective as of the beginning of the first annual reporting period that begins after December 15, 2005 for nonpublic entities and as of the beginning of the first interim or annual reporting period that begins after June 15, 2005 for public entities that do not file as small business issuers. The Company has adopted the provisions of SFAS No. 123R as of January 1, 2006 (Note 7).

Effect of recently issued accounting standards

In September 2006, the U.S. Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). This bulletin addresses diversity in practice of quantifying financial statement misstatements. It establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. The bulletin is effective for financial statements issued for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the consolidated financial position or results of operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). This standard clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement, and believes the adoption of SFAS No. 157 will not have a material impact on the consolidated financial position or results of operations.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (“SFAS 159”), which provides a fair value measurement option for eligible financial assets and liabilities. Under SFAS 159, an entity is permitted to elect to apply fair value accounting to a single eligible item, subject to certain exceptions, without electing it for other identical items and include unrealized gains and losses in earnings. The fair value option established by this standard is irrevocable, unless a new election date occurs. This standard reduces the complexity in accounting for financial instruments and mitigates volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007, which, for the Company, is January 1, 2008. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 157. The Company will adopt the provisions of this Statement beginning in fiscal 2008. Management is currently evaluating the impact the adoption of SFAS 159 will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”), which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning after December 15, 2008. Management is currently evaluating the impact the adoption of SFAS 160 will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

Note 2 – Lines of Credit

The Company has various lines of credit which are collateralized by substantially all of the Company’s assets. The ability to access these credit facilities is subject to compliance with the terms and conditions of the credit facilities, including financial covenants. The financial covenants require the Company to maintain certain financial ratios. The Company must carry a debt coverage ratio over 1.20, as well as a minimum tangible net worth of $1,500,000. A debt coverage ratio represents the ratio of pre-tax earnings before fixed charges such as interest expense, depreciation, and amortization (“EBITDA”) to total loan and lease payment requirements. At December 31, 2007 and 2006, the Company was compliant with its financial debt covenants.

Amounts outstanding and total available credit on the lines of credit at December 31, 2007 and 2006 consisted of the following:

	2007		2006
	Outstanding Balance	Total Available Credit	Outstanding Balance	Total Available Credit
10.25% variable rate line of credit, repaid in 2007	$—	$—	$21,120	$230,000
10.00% variable rate line of credit, repaid in 2007	—	—	455,000	500,000
8.75% variable rate loan (prime plus 1.50%), matures February 2008	19,714	250,000	105,503	250,000
9.00% variable rate line of credit (prime plus 1.75%), matures May 2008	1,390,000	1,500,000	—	—
10.00% variable rate loan, repaid in 2007	—	—	14,950	70,000
	$1,409,714	$1,750,000	$596,573	$1,050,000

Note 3 – Long-term debt

In the normal course of business, the Company secured long-term debt with varying interest rates and terms. Substantially all of the Company’s assets, except when financing the purchases of vehicles, serve as collateral for these loans. In instances of vehicle purchases, only the vehicle collateralizes the debt. The Company President and CEO personally guarantees the debt associated with Howard West.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

Long-term debt at December 31, consisted of the following:

	2007	2006
Company
10.00% fixed rate loan, repaid in 2007	$—	$1,597
6.50% fixed rate loan, repaid in 2007	—	2,623
5.90% fixed rate loan, repaid in 2007	—	4,560
4.90% fixed rate loan, repaid in 2007	—	4,347
6.99% fixed rate loan, repaid in 2007	—	5,643
5.05% fixed rate loan, $378 monthly payment, matures October 2009	7,914	11,928
4.45% fixed rate loan, $1,208 monthly payment, matures January 2010	28,726	41,653
8.50% fixed rate loan, $3,136 monthly payment, matures December 2011	126,638	93,900
7.75% fixed rate loan, $4,270 monthly payment, matures December 2011	175,250	—
9.45% fixed rate loan, $4,224 monthly payment, matures June 2012	183,610	—
9.00% variable rate loan (prime plus 1.50%), $9,500 monthly payment, matures April 2013	465,238	530,422
Member note at a fixed rate of 7%, repaid on January 15, 2008	250,000	250,000
10.47% imputed interest on capital lease, $647 monthly payment, matures June 2009	10,732	17,009
	1,248,108	963,682
Dakota Wind
8.25% fixed rate loans, $4,251 monthly payment, matures August 2025	472,962	484,183

Total long-term debt	1,721,070	1,447,865
Less current maturities	(460,541)	(152,851)

Total long-term debt, less current maturities	$1,260,529	$1,295,014

Future maturities of long term-debt including capital lease obligations are as follows:

Year ending
December 31,	Long-term Debt	Capital Lease	Total
2008	$453,574	$6,967	$460,541
2009	221,215	3,765	224,980
2010	223,667	—	223,667
2011	242,110	—	242,110
2012	39,614	—	39,614
Thereafter	530,158	—	530,158

	$1,710,338	$10,732	$1,721,070

Note 4 – Capital lease

The Company leases computer equipment from a leasing company. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease. Amortization of the capital lease has been included in depreciation and amortization expense. The following is an analysis of the leased assets included in property and equipment.

	December 31,
	2007	2006
Equipment	$19,910	$19,910
Less accumulated depreciation	(5,973)	(1,991)

Net machinery and equipment	$13,937	$17,919

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

Note 5 – Operating leases – related party

The Company leases its primary administrative offices, a machine shop, a residential property, and storage facilities from one of the Company’s owners. The agreement contains a one year lease term and requires a monthly rent payment of $10,000. Total rent expense under this agreement was $120,000 annually for the years ended December 31, 2007 and 2006. The Company owed $0 and $27,600 to the owner for rent at December 31, 2007 and 2006, respectively. This amount is recorded in accounts payable in the consolidated balance sheets.

The Company’s President and CEO, through a separate entity, owns residential real estate for investment purposes, which is typically rented to third parties. Occasionally, the Company will enter into short-term lease agreements to rent apartments from this entity for use by Company personnel. Rents are generally at market rates and recorded as rent expense in the Company’s statements of operations. For the years ended 2007 and 2006, the Company recorded $8,050 and $4,107 in rent expense, respectively.

Note 6 – Operating leases – third party

The Company leases various property (Howard East Facility) and equipment, including office equipment, under lease agreements with varying terms. Rental expense attributed to operating leases with third parties was $42,725 and $39,177 for the years ended December 31, 2007 and 2006, respectively.

Following is a schedule of future minimum rental payments required under the leases as of December 31, 2007:

Year ending
December 31,
2008	$27,325
2009	656
Thereafter	—
Total minimum required lease payments	$27,981

Note 7 – Unit Option Plan

In 2005, the Board of Directors granted employees 17,500 unit options under the previously approved 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan provided for a total of 150,000 units. The unit options granted under this plan were subject to the application of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). APB 25 required compensation expense to be reported only if the exercise price was less than the fair market value of the Company’s membership interest units. The Company’s unit options under the 2004 Equity Incentive Plan were deemed to be issued at or above the fair value of the membership interest units and therefore the Company did not record compensation expense.

On June 16, 2006, the Board of Directors approved the Company’s 2006 Unit Option Plan (“2006 Plan”). The options in the 2006 Plan are nonqualified unit options and will not be treated as an incentive option as defined under Section 422 of the Internal Revenue Code of 1986. Under the 2006 Plan, the Company authorized and reserved 100,000 units (cumulatively 250,000 units). The Company grants options to purchase units of the Company’s membership interest at a price at or above the fair-market value on the applicable date as determined by the Board of Directors. Options generally become exercisable ratably on the anniversary of the date of the grant over a period of up to five years. There are no vesting provisions tied to performance conditions for any outstanding options. Vesting for all outstanding options is based solely on continued service as an employee of the Company and generally vest upon retirement. Management does not foresee any forfeiture of these options except for possible terminations of employees.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

As of December 31, 2007, the Company had $786,167 of unrecognized compensation expense related to the 2006 Plan. On January 16, 2008, Broadwind purchased all membership interests of the Company including all outstanding unit options and consequently, recorded all unrecognized compensation expense on the transaction date due to vesting of all the options.

The fair value of each option is estimated on the date of grant using the Black-Scholes pricing model that uses the assumptions noted in the following table. Expected volatilities are based on an industry average and other factors. The expected term of the options granted is based on 20% annual vesting over a five year period. The risk-free interest rate for periods within the contractual life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant.

	Years ended December 31,
	2007	2006

Dividend yield	—	—
Expected volatility	50.00%	50.00%
Risk-free interest rate	3.28%-4.57%	5.10%
Expected term (in years)	5	5
Weighted-average fair value of options granted	$6.72	$0.84

A summary of option activity as of December 31, 2007, and changes during the year then ended is presented below:

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Term (Years)

Options Outstanding at January 1, 2006	17,500	$0.98	4.0
Options Granted	72,000	0.98	4.7
Options Outstanding at December 31, 2006	89,500	$0.98	4.6

Options Outstanding at January 1, 2007	89,500	$0.98	4.6
Options Granted	138,500	1.57	4.5
Options Forfeited	(10,000)	0.98
Options Outstanding at December 31, 2007	218,000	$1.35	4.5

Options Exercisable at December 31, 2007	38,300	$1.17

Note 8 – Life insurance

One of the members is the beneficiary of a $2,000,000 life insurance policy on a key employee of the Company. The Company pays quarterly premiums on this policy which totaled $4,850 for the years ended December 31, 2007 and 2006.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

Note 9 – Employee benefits

Health, dental, and vision insurance

The Company offers group health, dental, and vision insurance plans. Office employees are eligible to participate in the plans on the first day of the month following their hire date and technicians are eligible on the first day of the month following 90 days of employment. The Company offers two types of health insurance ($1,500 deductible standard plan and $750 deductible buy-up plan). The Company pays 50% of the premiums for the standard plan and applies the same amount towards the buy-up plan with the employees paying the balance. Subsequent to December 31, 2007, the Company began paying 100% of the premiums for the standard plan and applies the same amount towards the buy-up plan.

401(k) plan

The Company sponsors a defined contribution savings plan covering substantially all of its employees. The Company can provide a discretionary match and/or profit sharing contribution each year. In 2007 and 2006, the Company provided a matching contribution based on 25% of the first 4% of the eligible compensation of each employee. The Company’s match contributions for the years ended December 31, 2007 and 2006 were $9,726 and $5,152 respectively.

Note 10 – Commitments and contingencies

In November 2005, the Company was involved in a construction accident at a customer’s work site which resulted in the death of an employee of the Company. From this accident, three separate lawsuits occurred at various points in time.

In the fall of 2007, the Company negotiated a verbal settlement agreement with the Minnesota Occupational Safety & Health Administration (“MnOSHA”) in which the Company agreed to pay $5,000 of the total $25,000 fine, have a no admission of liability provision, and qualify for a fine reduction of $20,000 if it did not receive substantially similar citations over the next four years. Subsequently, the MnOSHA reneged on this verbal settlement, kept the Company’s settlement payment of $5,000, and suggested alternative language in a settlement agreement. The case has not yet been resolved. In the Company’s counsel’s professional judgment, the Company has viable defenses to the claims, but cannot predict the possible outcomes with any degree of certainty.

The Company also reached a settlement in November 2007 for a property damage claim associated with the above mentioned construction accident, and paid $550,000 through its insurer in exchange for a release of claims for all property damages.

Additionally, in December 2007, the Company was served a third-party summons and complaint relating to the death of the Company’s employee. Discovery is underway, and a trial date is set for September 15, 2008. The Company has denied all liability to all parties in relation to this wrongful death lawsuit, and is covered by its insurer for this matter.

Note 11 – Related party transactions

A director and owner of the Company is also a partner in a law firm that is frequently engaged by the Company. This individual, as well as other employees of this firm, provide legal counsel to the Company on behalf of the law firm. The fees charged to the Company are believed to be arms length billings and no services have been provided without charge. For the years ended December 31, 2007 and 2006, the Company incurred $160,338 and $192,326 in legal fees with this law firm.

In 2007, above-mentioned individual was issued 50,000 membership units of the Company, with a fair value totaling $64,000, for providing services as a director of the Company. This individual had not been compensated for his duties as a director prior to this award.

Energy Maintenance Service, LLC

Notes to Consolidated Financial Statements (continued)

Note 12 – Subsequent events

On January 16, 2008, Broadwind acquired all of the Company’s outstanding membership interests. The acquisition was completed pursuant to a Membership Interest Purchase Agreement among the Company and Broadwind dated December 9, 2007. The purchase price consisted of cash and Broadwind common stock. The cash portion of the purchase price was approximately $18,419,000. The stock portion of the purchase price consisted of 1,629,834 shares of Broadwind common stock, calculated at a per unit price of $8.48. In addition, a portion of the purchase price reimbursed the Company for legal expenses incurred. As of December 31, 2007, the Company has a receivable of $146,643 from Broadwind for the reimbursement of legal expenses, which is included in prepaid expenses and other assets on the consolidated balance sheets.

On February 15, 2008, the Company financed the purchase of three vehicles with a $103,250 promissory note due on demand and maturing in February 2011. This note requires monthly payments of $3,214 at a 7.25% annual rate of interest.

In March 2008, the Company agreed to purchase Howard West (Note 1) from Dakota Wind for $700,000 and concurrently terminated its lease agreement. In addition to receiving title to Howard West, the Company acquired all tangible property used in the operation of the Company’s business at Howard West.

In April 2008, the Company entered into a lease agreement for the use of a facility with approximately 297,345 square feet. The term of the lease is 60 months and will commence on June 1, 2008 at a base monthly rent of $54,513. The landlord has agreed to waive $28,617 per month for a period up to the first eight months of the lease, if the Company is in full compliance with the terms and conditions of the lease. The base monthly rent will increase 2% annually, beginning on the first anniversary of the lease.